UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Entry into Note Purchase Agreement

On September 12, 2019 (the “Closing Date”), OptiNose, Inc. (the “Company”) and its subsidiaries, OptiNose US, Inc. (the “Issuer”), OptiNose UK Limited (the “UK Guarantor”) and OptiNose AS (the “Norwegian Guarantor” and together with the Company and the UK Guarantor, the “Guarantors”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”), among the Issuer, the Guarantors, BioPharma Credit PLC, as collateral agent (the “Collateral Agent”), and the purchasers party thereto from time to time (the “Purchasers”), providing for the issuance of up to $150 million of senior secured notes (the “Notes”). $80 million of the Notes were issued on the Closing Date by the Issuer. The remaining $70 million of Notes may be issued by the Issuer and sold to the Purchasers as follows:

•
$30 million of Notes shall be issued, between September 27, 2019 and February 15, 2020 (the “First Delayed Draw Notes”), subject to the Company achieving XHANCE® net sales and royalties for the fiscal quarter ended December 31, 2019 of at least $9 million;

•
$20 million of Notes, at the Issuer’s option, between 15 days after the closing of the First Delayed Draw Notes and August 15, 2020 (the “Second Delayed Draw Notes”), subject to the Company achieving, either (x) XHANCE net sales and royalties for the fiscal quarter ended March 31, 2020 of at least $11 million or (y) XHANCE net sales and royalties for the 6 months ended June 30, 2020 of at least $25 million; and

•
$20 million of Notes, at the Issuer’s option, between 15 days after the closing of the Second Delayed Draw Notes and February 15, 2021 (the “Third Delayed Draw Notes,” and together with the First Delayed Draw Notes and Second Delayed Draw Notes, collectively, the “Delayed Draw Notes”), subject to the Company achieving either (x) XHANCE net sales and royalties for the fiscal quarter ended September 30, 2020 of at least $14.5 million or (y) XHANCE net sales and royalties for the 6 months ended December 31, 2020 of at least $31 million.

The issuance and sale of the Second Delayed Draw Notes and Third Delayed Draw Notes are not conditioned upon the issuance and sale of any prior Delayed Draw Notes. Furthermore, if the Company and its consolidated subsidiaries fail to meet the XHANCE net sales and royalties thresholds required to issue the First Delayed Draw Notes or the Second Delayed Draw Notes, the Company may request to issue, and the Purchasers may agree to purchase, the First Delayed Draw Notes and/or Second Delayed Draw Notes upon the closing date of any subsequent Delayed Draw Notes (subject to the Company’s satisfaction of the net sales and royalties thresholds applicable to such subsequent Delayed Draw Notes).

The unpaid principal amount under the Notes is due and payable on September 12, 2024 (the “Maturity Date”). The proceeds of the Notes will be used to (i) in the case of the initial Notes issued on the Closing Date, repay all existing indebtedness of the Company and the Norwegian Guarantor under the Athyrium Note Purchase Agreement (as defined below) and (ii) otherwise, for general corporate purposes.

The Notes bear interest at a fixed per annum rate of 10.75%. The Issuer is required to make quarterly interest payments on the 15th day of each of March, June, September and December (each, a “Payment Date”), until the Maturity Date. The Notes require amortization payments in respect of the principal amount of the Notes, which amounts are payable in 8 equal quarterly installments beginning on the first Payment Date following the 39-month anniversary of the Closing Date and continuing until the Maturity Date; provided that the Company may, at its election and upon achieving certain trailing four-quarter consolidated XHANCE net sales and royalties, postpone any such amortization payment until the Maturity Date. In addition, the Issuer paid an upfront fee in an aggregate amount equal to $1.125 million on the Closing Date and issued three-year Warrants to purchase an aggregate of 810,357 shares of common stock, par value $0.001 per share, of the Company at an exercise price equal to $6.72 per share (the closing price of the Company’s common stock on the day immediately preceding closing).

Subject to certain exceptions, the Issuer is required to repay the Notes in full upon the occurrence of a change of control. In addition, the Issuer may make voluntary prepayments of the Notes, in whole or in part. All mandatory and voluntary prepayments of the Notes are subject to the payment of prepayment premiums as follows: (i) if prepayment occurs prior to the third anniversary of the Closing Date, an amount equal to 2% of the principal prepaid, (ii) if prepayment occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, an amount equal to 1% of the principal prepaid, and (iii) if prepayment occurs on or after the fourth anniversary of the Closing Date, no prepayment premium is required. Additionally, the Company is also required to pay a make-whole amount in respect of any principal payments (whether mandatory, voluntary or at maturity) made prior to the 30-month anniversary of the issuance of the applicable Note, in an amount equal to the interest that would have accrued in respect of such Note but for such principal payment.

The Company and certain of its existing and future domestic and foreign subsidiaries (other than the Issuer), including the Guarantors, are required to guarantee the obligations of the Issuer under the Note Purchase Agreement, including the Notes. The obligations of the Issuer under the Note Purchase Agreement and the guarantee of such obligations by the Guarantors are secured by a pledge of substantially all of their assets.

The Note Purchase Agreement contains affirmative and negative covenants customary for financings of this type, including limitations on the Company’s and its subsidiaries’ ability, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, repay junior indebtedness and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Note Purchase Agreement contains financial covenants requiring the Company to maintain at all times certain minimum trailing 12-month consolidated XHANCE net sales and royalties, tested on a quarterly basis, and certain minimum consolidated liquidity amounts.

The Note Purchase Agreement also contains representations and warranties of the Company, the Issuer and the Guarantors, customary for financings of this type. In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Note Purchase Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Note Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Note Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Note Purchase Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Purchasers may accelerate all amounts outstanding under the Notes.

Issuance of Common Stock Purchase Warrant

In connection with the transactions contemplated by the Note Purchase Agreement, the Company issued a warrant (each, a “Warrant”) to each of the two current Purchasers (each, a “Warrantholder”) to purchase an aggregate of 810,357 shares of common stock, par value $0.001 per share, of the Company (the “Warrant Shares”) at an exercise price equal to $6.72 per Warrant Share, in each case, subject to adjustment for customary stock splits, stock dividends, combinations or similar events. Each Warrant is exercisable any time on or after the Closing Date until September 12, 2022. Each Warrantholder may exercise its Warrant on a cashless basis at any time. In the event a Warrantholder exercises its Warrant on a cashless basis the Company will not receive any proceeds.

Neither Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

The foregoing description of each Warrant, the Notes and the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Warrant and Note Purchase Agreement (which includes the forms of Notes), which are filed herewith as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, the Company’s existing Note Purchase Agreement (the “Athyrium Note Purchase Agreement”), dated as of December 29, 2017, by and among OptiNose US, Inc. and OptiNose AS, as issuers, OptiNose UK Limited and the Company, as guarantors, Athyrium Opportunities III Acquisition LP, as collateral agent (“Athyrium”), and the purchasers party thereto from time to time, terminated and all outstanding amounts under such notes were repaid in full, and all security interests and other liens granted to or held by Athyrium were terminated and released. The aggregate principal amount of the notes outstanding under the Athyrium Note Purchase Agreement was $75.0 million at the time of termination and the loan bore a variable interest rate currently equal to 11.4375%. At the time of termination, the Company also paid Athyrium (i) accrued and unpaid interest since June 18, 2019 of approximately $2.05 million, (ii) an exit fee of 2% of the aggregate principal amount of the notes outstanding under the under the Athyrium Note Purchase Agreement, and (iii) a prepayment fee due under the Athyrium Note Purchase Agreement equal to approximately $3.67 million. Absent termination, the loan made pursuant to the Athyrium Note Purchase Agreement would have matured on June 29, 2023.
The foregoing description of the Athyrium Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Athyrium Note Purchase Agreement, a copy of which is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed on March 13, 2018, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the transactions contemplated by the Note Purchase Agreement on the Closing Date set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On September 12, 2019, the Company issued a press release announcing the consummation of the transactions contemplated by the Note Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
4.1	Common Stock Warrant issued by Optinose, Inc. dated September 12, 2019.
10.1
Note Purchase Agreement, dated September 12, 2019, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as Collateral Agent and the purchasers from time to time party thereto (including Form of Initial Senior Secured Note).

99.1	Press release, dated September 12, 2019, issued by OptiNose, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: September 12, 2019